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                            Tuscarora Incorporated
               EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE


                                                Three Months Ended              Nine Months Ended
                                                      May 31,                        May 31,
                                             1995               1994           1995             1994
                                             -----              -----          -----            -----
                                                    (In thousands, except per share data)
PRIMARY
   Weighted average number of
     shares of Common Stock
     outstanding                            6,153              6,137          6,150            6,124
   Net effect of dilutive stock
     options - based on the
     treasury stock method using
     average market price                     124                 83            106               82
                                            -----              -----          -----            -----
           TOTAL                            6,277              6,220          6,256            6,206
                                            =====              =====          =====            =====
   Net income                               2,345              1,519          6,686            4,070
                                            =====              =====          =====            =====
   Per share amount                         $ .37              $ .24          $1.07            $ .66
                                            =====              =====          =====            =====

FULLY DILUTED
   Weighted average number of
     shares of Common Stock
     outstanding                            6,153              6,137          6,150            6,124
   Net effect of dilutive stock
     options - based on the
     treasury stock method using
     greater of average market
     price or closing market price            124                 83            123               82
                                            -----              -----          -----            -----
           TOTAL                            6,277              6,220          6,273            6,206
                                            =====              =====          =====            =====
   Net income                               2,345              1,519          6,686            4,070
                                            =====              =====          =====            =====
   Per share amount                         $ .37              $ .24          $1.07            $ .66
                                            =====              =====          =====            =====





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